Exhibit 99.1

NEWS RELEASE Contact: Jim Fanucchi, Summit IR Group, Inc. Phone number: (408) 404-5400 Email: ir@globalscape.com

GlobalSCAPE Announces Third Quarter 2011 Financial Results

Revenue Up 14%; Net Income Leaps 162% in 3Q 2011

SAN ANTONIO, Texas — November 10, 2011 — GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, today announced financial results for its third quarter of fiscal year 2011, ending September 30, 2011.

Revenue was $5.4 million for the third quarter of fiscal year 2011, an increase of 14 percent when compared with revenue of $4.8 million in the same quarter last year. Net income for the second quarter was $611,000, or $0.03 per diluted share, compared with net income of $233,000, or $0.01 per diluted share, in the same quarter last year, an increase of 162 percent. Cash grew to $13.4 million, representing a 32 percent increase from the third quarter of 2010 and a 21 percent improvement since the end of fiscal 2010.

Adjusted EBITDA for the third quarter of 2011 was $980,000, a 32 percent increase compared with the same quarter last year. The Adjusted EBITDA margin for the third quarter of 2011 was 18.1 percent, compared with 15.6 percent in the third quarter of 2010.

“We continued to deliver strong financial results in the third quarter,” said Jim Morris, GlobalSCAPE president and CEO. “As in the prior quarter, revenue, earnings, and cash all increased as compared to the same period a year ago. I remain very pleased with our sustained operational excellence and look forward to concluding a record-setting year.”

Quarterly Highlights

During the third quarter, GlobalSCAPE announced an additional solution deployment, a major new release of the Wide Area File Services (WAFS™) software, and the Company’s inclusion in Software Magazine’s Software 500 ranking of the world’s largest software and service providers.

In July, GlobalSCAPE announced the successful deployment of its Managed Information Xchange™ (MIX) service at AVI-SPL, the largest global integrator of audio and video communications systems and services. Tampa-based AVI-SPL is recognized as an innovative leader in the collaboration and AV industry, the result of a 2008 merger between Audio Visual Innovations (AVI) and Signal Perfection Ltd (SPL). A longtime user of GlobalSCAPE’s Enhanced File Transfer Server™ (EFT Server™), AVI-SPL looked to GlobalSCAPE for a cloud-based file transfer solution when a planned implementation of an Electronic Data Interchange system put a strain on its existing infrastructure.

Launched in July 2010, MIX integrates GlobalSCAPE’s market-leading EFT Server solution with infrastructure from the world’s leader in the hosting and cloud computing industry. MIX enables companies of any size to outsource all or part of its information exchange functions to reduce costs, increase efficiencies, track and audit transactions, and provide greater levels of security and compliance. GlobalSCAPE’s deployment at AVI-SPL adds to the many businesses worldwide who use the award-winning MIX service.

During September, GlobalSCAPE released WAFS version 4.0. This new release features improved support for all current Windows operating systems, a redesigned and intuitive user interface, and enhanced international support with full compatibility for Unicode character sets. The WAFS 4.0 release also includes Local Sync, a new feature that allows users to rapidly synchronize data while also simplifying implementation.

First released in 2004, WAFS replicates files across different locations around the globe, providing secure, near real-time data access by multiple remote users. As files are modified, the system instantly mirrors all changes using intelligent byte-level differencing technology. This method minimizes the impact on network bandwidth, transferring only the changes to the file, rather than the entire file. Also, file locking ensures that you never overwrite files that another user has open.

Also in September, GlobalSCAPE announced Software Magazine’s Software 500 recognition. The Software 500 is a revenue-based ranking of software and services suppliers targeting medium to large enterprises, their IT professionals, software developers, and business managers involved in software and services purchasing. The ranking is based on total worldwide software and services revenue for 2010, including revenue from software licenses, maintenance and support, training and software-related services and consulting. GlobalSCAPE experienced record revenues in 2010 and remained profitable despite making significant investments into its operations to further increase top-line performance.

#             #             #

Conference Call Thursday, November 10, 2011, at 4:30 p.m. ET

GlobalSCAPE management will hold a conference call Thursday, November 10th to discuss the third quarter 2011 financial results and other corporate matters at 4:30 p.m. Eastern Time/3:30 p.m. Central Time. Those wishing to join should dial 1-800-380-1061 and use Conference ID #22261069. A live webcast of the conference call will also be available in the investor relations page of the company’s website at www.globalscape.com. A webcast replay of the conference call will be available on the Company’s website through December 11, 2011.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a leading provider of secure information exchange solutions. Since the release of CuteFTP in 1996, GlobalSCAPE’s solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. Serving a customer base that spans more than 150 countries and includes the majority of Fortune 100 companies, GlobalSCAPE’s primary focus is providing customers with intuitive and efficient managed file transfer (MFT) solutions while also ensuring end-to-end security. For more information, visit GlobalSCAPE, or subscribe to our Blog or Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” believe,” “possibly,” “steady,” “dramatic,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties, and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2010 calendar year, filed with the Securities and Exchange Commission on March 29, 2011.

#             #             #

Summary Financial Data

GlobalSCAPE, Inc.

Statements of Operations

(Unaudited)

	Three Months Ended September 30,
(In thousands, except per share data)	2011	2010
OPERATING REVENUE:
Licenses	$2,848	$2,652
Maintenance and support	2,010	1,905
Professional Services	439	100
All others	120	112

Total revenue	5,417	4,769
OPERATING EXPENSES:
Cost of revenues	451	142
SG&A expenses	3,450	3,326
R&D expenses	811	832
Depreciation and amortization	174	201

Total operating expenses	4,886	4,501

OPERATING INCOME	531	268
Other income	9	—

INCOME BEFORE INCOME TAXES	540	268
PROVISION FOR INCOME TAXES	(71)	35

NET INCOME	$611	$233

Net income per common share – basic	0.03	0.01
Net income per common share – diluted	0.03	0.01
Weighted average shares outstanding:
Basic	18,121	17,652
Diluted	18,689	18,610

GlobalSCAPE, Inc.

Balance Sheets

	September 30, 2011	December 31, 2010
(In thousands, except share and per share data)	(Unaudited)
Assets
Cash and cash equivalents	$13,404	$11,087
Accounts receivable (net of allowance for doubtful accounts of $64 and $237 on September 30, 2011 and December 31, 2010, respectively)	3,194	3,124
CoreTrace receivable	671	298
Federal income tax receivable	122	94
Current deferred tax assets	864	881
Prepaid expenses	270	319

Total current assets	18,525	15,803
Fixed assets, net	1,065	1,286
Investment in CoreTrace	2,278	2,278
Intangible assets, net	305	531
Goodwill	619	619
Deferred tax assets	137	—
Other assets	38	30

Total assets	$22,967	$20,547

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$362	$250
Accrued expenses	1,066	1,392
Income tax payable	—	—
Deferred revenue	5,884	5,554

Total current liabilities	7,312	7,196

Deferred tax liabilities	—	7
Other long term liabilities	1,394	1,185
Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 10,000,000 authorized, no shares issued or outstanding	—	—
Common stock, par value $0.001 per share, 40,000,000 authorized, 18,615,297 and 18,346,982 issued at September 30, 2011 and December 31, 2010	19	18
Additional paid-in capital	13,098	12,137
Treasury stock, 403,581 shares, at cost, at September 30, 2011 and December 31, 2010	(1,452)	(1,452)
Retained earnings	2,596	1,456

Total stockholders’ equity	14,261	12,159

Total liabilities and stockholders’ equity	$22,967	$20,547

GlobalSCAPE, Inc.

Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
(In thousands)	2011	2010
Operating Activities:
Net income	$1,140	$731
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt recoveries	(172)	(148)
Depreciation and amortization	570	599
Loss on disposition of assets	—	52
Stock-based compensation	792	756
Deferred taxes	(127)	(607)
Excess tax (deficiency) benefit from exercise of share based compensation	(97)	66
Changes in operating assets and liabilities:
Accounts receivable	102	(551)
CoreTrace receivable	(373)	—
Prepaid expenses	49	(161)
Federal income tax	69	(306)
Other assets	(8)	10
Accounts payable	112	(20)
Accrued expenses	(326)	419
Deferred revenues	330	921
Other long-term liabilities	209	90

Net cash provided by operating activities	2,270	1,851

Investing Activities:
Purchase of property and equipment	(123)	(160)
Purchase of short-term investments	—	(350)
Redemption of short-term investments	—	1,555

Net cash provided by (used in) investing activities	(123)	1,045
Financing Activities:
Proceeds from exercise of stock options	267	153
Tax (deficiency) benefit from stock-based compensation	(97)	66

Net cash used in financing activities	170	219

Net increase in cash	2,317	3,115
Cash at beginning of period	11,087	7,026

Cash at end of period	$13,404	$10,141

Cash paid during the period for:
Income taxes	$472	$1,125

Non-GAAP Financial Measures

Adjusted EBITDA

(In thousands)

We define Adjusted EBITDA as Net Income, plus Income Taxes, Total Other Income (Expense), Depreciation and Amortization, and non-cash charges for share-based compensation and asset impairments.

Adjusted EBITDA is a metric that is used in our industry by the investment community for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

Note that Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (“GAAP”) and should not be considered a substitute for net income. Adjusted EBITDA has limitations as an analytical tool, and when assessing our operating performance, you should not consider Adjusted EBITDA in isolation, or as a substitute for net income or other income statement data prepared in accordance with GAAP. Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. See our Adjusted EBITDA to net income reconciliations in the table below.

	Three Months Ended
	(Unaudited)
	September 30, 2011	September 30, 2010
Net Revenue	$5,417	$4,769

Income from operations	$531	$268

Net income:	$611	$233
Plus: Income taxes	(71)	35
Plus: Total other (income)	(9)	0
Plus: Depreciation and amortization	174	201
Plus: Stock-based compensation expense	275	275

Adjusted EBITDA	$980	$744

Operating income margin	9.8%	5.6%

Adjusted EBITDA margin	18.1%	15.6%